EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:	Jennifer Franklin
Phone:	949.333.1721
Email:	jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT III, INC.
ACQUIRES AUSTIN ASSET FOR $44.5 MILLION

IRVINE, Calif., Jan. 4, 2017 - Steadfast Apartment REIT III, Inc. (STAR III) announced its third acquisition, Canyon Resort at Great Hills, a 256-apartment-home community located in Austin, Texas, purchased for $44.5 million.
“We believe that Canyon Resort will be another great addition to our growing portfolio of mid-tier properties,” said Ella Neyland, president of Steadfast Apartment REIT III. “Its unique location at the edge of a nature preserve gives it a secluded feel, while still providing easy access to the surrounding metropolitan area-features we believe are beneficial for strong occupancy, rent growth and value appreciation.”
Built in 1997, Canyon Resort includes 12 three-story buildings with one-, two- and three-bedroom garden-style apartment homes that average 983 square feet. In-place rents average $1,335 per month and the community is currently 94.5 percent occupied.

The community’s amenities include a resort-style pool with spacious sundeck, fitness center, BBQ area, business center, detached garage parking and extensive hiking trails. Every apartment home in the community features 9-foot ceilings, washers and dryers, and private balconies or patios. Additionally, select units feature fireplaces, hardwood flooring and attached garages.
Approximately 50 percent of the apartment homes were recently renovated by the previous owner to include an upgraded appliance package, tile backsplash and upgraded lighting fixtures. As part of its Value Enhancement Strategy, STAR III plans to renovate the remaining units when turning the apartments between residents to include quartz countertops, new plumbing fixtures and vinyl flooring to all the apartment homes.
Canyon Resort sits on the edge of a scenic and mountainous nature preserve, but is close to The University of Texas at Austin, a major central business district and top-tier retail and commercial destinations including The Domain and The Arboretum.
The business campuses of Apple, IBM, National Instruments, BMC Software, Time Warner Cable and the Seton Northwest Medical Center are also within a ten-minute commute.
STAR III believes the Austin area is well-positioned for long-term success, having been ranked “The City Most Likely to Prosper Over the Next Decade” in 2016 by Forbes and the number two “Most Stable Housing Markets in The U.S.” by Freddie Mac in 2015.
About Steadfast Apartment REIT III
    Steadfast Apartment REIT III intends to acquire a diverse portfolio of middle-market apartments and senior living facilities located throughout the United States.

    STAR III is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of STAR III’s prospectus and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.